As filed with the Securities and Exchange Commission on July 2, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-0503315
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601 Carlson Parkway

Minnetonka, Minnesota 55305

(952) 852-2431

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

OneBeacon 401(k) Savings and Employee Stock Ownership Plan

(Full title of the plan)

Maureen A. Phillips, Esq.

Senior Vice President and General Counsel

OneBeacon Insurance Group, Ltd.

601 Carlson Parkway

Minnetonka, Minnesota 55305

(952) 852-2431

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William J. Whelan, III, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019-7475

(212) 474-1000

Fax: (212) 474-3700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class A Common Shares, par value $0.01 per share	2,000,000	$12.86	(2)	$25,720,000	(2)	$2,947.51
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend or other similar transaction which results in an increase in the number of the Registrant’s shares of outstanding Common Stock. Also pursuant to Rule 416 under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the OneBeacon 401(k) Savings and Employee Stock Ownership Plan.

(2)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low price per common share as reported on the New York Stock Exchange on June 27, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.     PLAN INFORMATION.

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

ITEM 2.                                                    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                             INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by OneBeacon Insurance Group, Ltd. (the “Registrant”), pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:  (1) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission on February 28, 2012; (2) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed with the Commission on April 27, 2012; (3) Current Reports on Form 8-K filed with the Commission on February 3, 2012, February 3, 2012, February 27, 2012, April 27, 2012, April 27, 2012, May 25, 2012 and June 13, 2012; (5) the OneBeacon 401(k) Savings and Employee Stock Ownership Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2010 filed with the Commission on June 29, 2011; and (5) the description of the Registrant’s Common Shares contained in our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on November 3, 2006 (Registration No. 001-33128), which description is incorporated herein by reference.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                             DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.                             INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.                             INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is a Bermuda exempted limited liability company. Section 98 of the Companies Act 1981 of Bermuda (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

Section 33 of the Registrant’s Bye-laws (the “Bye-laws”) provides that the Registrant will indemnify its officers and directors to the fullest extent possible under the Companies Act.  Without limiting the foregoing, the directors, secretary and other officers (including any alternate director or any person appointed to any committee by the board of directors or any person who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan)) and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of which such person is, or may be, found guilty of fraud or dishonesty.

The Registrant may purchase and maintain insurance to protect itself and any director, officer or other person entitled to indemnification pursuant to the Bye-laws to the fullest extent permitted by law.

All reasonable expenses incurred by or on behalf of any person entitled to indemnification pursuant to Section 33 of the Bye-laws in connection with any proceeding shall be advanced to such person by the Registrant within twenty (20) business days after the receipt by the Registrant of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding.  Such statement or statements shall reasonably evidence the expenses incurred by such person and, if required by law or requested by the Registrant at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such person to repay the amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified against such expenses pursuant to the Bye-laws.

The right of indemnification and advancement of expenses provided in the Bye-laws shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of the Bye-laws shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under the Bye-laws and shall be applicable to proceedings commenced or continuing after the adoption of the Bye-laws, whether arising from acts or omissions occurring before or after such adoption.  Any repeal or modification of the foregoing provisions of Section 33 of the Bye-laws shall not adversely affect any right or protection existing at the time of such repeal or modification.

Insurance is maintained on a regular basis against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Registrant out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 7.                             EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.                                  EXHIBITS.

Exhibit Number	Description
4.1

Memorandum of Association of OneBeacon Insurance Group, Ltd. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-136287) filed on October 10, 2006).

4.2

Bye-Laws of OneBeacon Insurance Group, Ltd. (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-136287) filed on October 20, 2006).

4.3

Specimen Class A Common Share certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-136287) filed on October 20, 2006).

4.4	OneBeacon 401(k) Savings and Employee Stock Ownership Plan.

5.1	Opinion of Conyers Dill & Pearman Limited as to the legality of the securities being issued.

23.1	Consent of PriceWaterhouseCoopers LLP.

23.3	Consent of Conyers Dill & Pearman Limited (contained in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page hereto).

ITEM 9.                                  UNDERTAKINGS.

(a)          The undersigned registrant hereby undertakes:

1.                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.                                      To include any prospectus required by Section 10(a)(3) of the Securities Act;

b.                                     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.                                      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.                  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tucker’s Town, Bermuda, on the 23rd day of May, 2012.

ONEBEACON INSURANCE GROUP, LTD.

By:	/s/ T. Michael Miller

Name:	T. Michael Miller
Title:	President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned directors and officers of OneBeacon Insurance Group, Ltd. do hereby constitute and appoint Paul H. McDonough and Jane E. Freedman, and each of them, our true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm any and all acts that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of May, 2012.

Signature	Title

/s/ T. Michael Miller	President and Chief Executive Officer
T. Michael Miller	(Principal Executive Officer) and Director

/s/ Paul H. McDonough	Chief Financial Officer
Paul H. McDonough	(Principal Financial Officer)

/s/ Ann Marie Andrews	Chief Accounting Officer
Ann Marie Andrews	(Principal Accounting Officer)

*	Director
Lowndes A. Smith

*	Director
Raymond Barrette

*	Director
Reid T. Campbell

Signature		Title
*		Director
Morgan W. Davis

*		Director
David T. Foy

*		Director
Lois W. Grady

*		Director
Richard P. Howard

*		Director
Ira H. Malis

*		Director
Kent D. Urness

*By:	/s/ Paul H. McDonough	Attorney-in-fact
Paul H. McDonough

EXHIBIT INDEX

Exhibit Number	Description
4.1

Memorandum of Association of OneBeacon Insurance Group, Ltd. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-136287) filed on October 10, 2006).

4.2

Bye-Laws of OneBeacon Insurance Group, Ltd. (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-136287) filed on October 20, 2006).

4.3

Specimen Class A Common Share certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-136287) filed on October 20, 2006).

4.4	OneBeacon 401(k) Savings and Employee Stock Ownership Plan.

5.1	Opinion of Conyers Dill & Pearman Limited as to the legality of the securities being issued.

23.1	Consent of PriceWaterhouseCoopers LLP.

23.3	Consent of Conyers Dill & Pearman Limited (contained in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page hereto).